Exhibit 10.11

                              EMPLOYMENT AGREEMENT
                              --------------------

         THIS AGREEMENT, dated as of August 11, 2004, is by and between American Ref-Fuel Company LLC, a Delaware limited liability company (the "Company"), and John T. Miller (the "Employee").

                                 WITNESSETH THAT

         WHEREAS, the Company considers it essential to the best interests of its shareholders to foster the continued employment of key management personnel; and

         WHEREAS, the Company wishes to provide for the continued employment by the Company of the Employee and the Employee wishes to serve the Company and its affiliated entities in the capacities and on the terms and conditions set forth in this Agreement; and

         WHEREAS, this Agreement is the entire agreement between the parties concerning the subject matter hereof and supersedes all prior agreements concerning the same subject;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Employee hereby agree as follows:

         1. Term of the Agreement. This Agreement shall be in effect commencing on the date above written (the "Effective Date") until December 31, 2006, unless sooner terminated under Paragraph 4 or extended in writing by both parties ("Term of the Agreement").

         2. Position and Duties.

                  (a) The Employee shall serve as Chief Executive Officer of the Company. The Employee shall have such responsibilities and duties as may be assigned to Employee from time to time by the Board of Directors.

                  (b) Excluding any periods of vacation and sick leave to which the Employee is entitled, the Employee shall devote substantially all of his attention and time during working hours to the business and affairs of the Company and its affiliates, and, to the extent necessary to discharge the responsibilities assigned to the Employee, use the Employee's reasonable best efforts to carry out such responsibilities faithfully and efficiently. It shall not be considered a violation of the foregoing for the Employee to serve on corporate, industry, civic, or charitable boards or committees, so long as such activities do not interfere with the performance of the Employee's responsibilities as an employee of the Company in accordance with this Agreement or violate Paragraph 8 of this Agreement.

         3. Compensation. Except as expressly set forth otherwise herein, the Employee's compensation shall be determined by, and in the sole discretion of, the Board.

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

                  (a) Annual Base Salary. The Employee shall receive an annual base salary of not less than $370,000 (the annual base salary in effect from time to time, "Annual Base Salary"). The Annual Base Salary shall be payable in accordance with the Company's regular payroll practice for its senior officers, as in effect from time to time. The Annual Base Salary shall be reviewed at least annually and, in the sole discretion of the Board, may be adjusted; provided, however, in no case shall the Annual Base Salary be reduced. Any increase in the Annual Base Salary shall not limit or reduce any other obligation of the Company under this Agreement.

                  (b)      Incentive Compensation; Employee Benefits; Fringe
Benefits.

                           (i) The Employee shall be eligible to participate in
cash and equity-based short-term and long-term bonus and incentive compensation arrangements, retirement plans, policies and arrangements (qualified and nonqualified), supplemental retirement plans, policies and arrangements, deferred compensation plans, policies and arrangements, and health and welfare plans, policies and arrangements that are provided generally to other senior officers of the Company at a level (in terms of the amount and types of benefits and incentive compensation that the Employee has the opportunity to receive and the terms thereof) substantially similar in the aggregate to that which is provided generally to other senior officers of the Company (provided, that the Company is under no obligation to provide any specific level of discretionary awards); (ii) the Employee and/or the Employee's family, as the case may be, shall be eligible for participation in, and shall receive all benefits under, applicable welfare benefit plans, practices, policies, and programs provided by the Company to the same extent as provided generally to other senior officers of the Company; provided, however, except as may be expressly set forth elsewhere in this Agreement, nothing contained in this paragraph or any other paragraph or subparagraph of this Agreement shall entitle the Employee to receive duplicate or multiple payments or benefits under the same plan or arrangement; (iii) the Employee shall be entitled to receive fringe benefits substantially similar to those enjoyed generally by other senior officers of the Company and shall be entitled to participate in the vacation policy of the Company and avail himself of paid holidays (as determined from time to time by the Company) on the same terms and conditions as other senior officers of the Company.

         4. Termination of Employment.

                  (a) Death or Disability. The Employee's employment and this Agreement shall terminate automatically upon the Employee's death. The Company shall be entitled to terminate the Employee's employment and this Agreement because of the Employee's Disability during the Term of the Agreement. For purposes of this Agreement, the term "Disability" shall mean the Employee's continued absence from the performance of his or her duties with the Company for six (6) consecutive months as a result of the Employee's substantial incapacity due to physical or mental illness or injury.

                  (b) By the Company.

                           (i) The Company may terminate the Employee's
employment and this Agreement during the Term of the Agreement for Cause or without Cause.

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

                           (ii) "Cause" means conduct amounting to: (1) fraud or
dishonesty against UAE Holdings and its affiliates and subsidiaries ("UAE Holdings Group"), (2) willful misconduct, repeated refusal to follow the reasonable direction of the Board of Directors of the Company and its affiliates or Employee's supervisor, or committing a knowing violation of the law in the course of the performance of Employee's duties, (3) repeated absences from work without a reasonable excuse, (4) intoxication with alcohol while on the Company's premises during regular business hours or any use of illegal substances, (5) a conviction or plea of guilty or nolo contender to a felony or a crime involving dishonesty, and (6) a breach or violation of the terms of this Agreement and any other agreement to which Employee and a member of the UAE Holdings Group are party.

                  (c) By the Employee.

                           (i)      The Employee may terminate  employment  and
this Agreement for Good Reason upon not less than 30 days prior written notice or, upon not less than three months prior written notice, without Good Reason.

                           (ii) "Good Reason" means, without express written
consent, the occurrence of any one or more of the following: (1) a material reduction or alteration in the nature, scope or status of Employee's authorities, duties or responsibilities (not corrected by the Company within 10 days of the Company's receipt of a Notice of Termination of Good Reason), (2) a material reduction of the Employee's compensation; (3) UAE Holdings Group's failure to pay any part of Employee's compensation within four
(4) weeks after such compensation was due; and (4) requiring the Employee to be based at any office located more than 30 miles (based on the most direct route) from the Company's current headquarters in Montvale, New Jersey; provided, however, the stock sale, spin off, asset sale or other disposition of no more than 4 of the 6 ARC facilities, resulting in Employee's termination as an officer of such businesses, shall not constitute "Good Reason" under clause (1) above.

The Employee's right to terminate his employment and this Agreement for Good Reason shall not be affected by the Employee's incapacity due to physical or mental illness; provided, that the Company may change the Employee's duties, authorization or responsibilities in respect of any limitations caused by such incapacity without triggering Good Reason. The Employee's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder. No such event described hereunder shall constitute Good Reason unless the Employee has given a Notice of Termination (as that term is defined below) for Good Reason to the Company specifying the event relied upon for such termination within 180 days from the occurrence of such event (but in no event beyond the Term of the Agreement).

                  (d)      Termination Procedures.

                           (i) Notice of Termination. Any purported termination
of the Employee's employment and this Agreement (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with subparagraph 13(b) hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice that indicates the specific termination provision in this Agreement relied upon and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated.

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

                                    (A) Terminations for Cause; Due Process. A
termination of the Employee's employment for Cause shall be effected in accordance with the following procedures. The Board shall give the Employee reasonable written notice ("Notice of Termination for Cause") of its intention to terminate the Employee's employment for Cause within six (6) months of the date the Company became aware of such event (but in no event beyond this expiration of the Term of the Agreement) setting forth in reasonable detail the specific conduct of the Employee that it considers to constitute Cause and the specific provision(s) of this Agreement on which it relies, and stating the date, time and place of the Board Meeting for Cause. The "Board Meeting for Cause" means a meeting of the Board at which the Employee's termination for Cause will be considered. The Employee shall be given an opportunity, together with counsel, to be heard at the Board Meeting for Cause. The Employee's termination for Cause shall be effective when and if a resolution is duly adopted at the Board Meeting for Cause by the required vote of the Board, stating that in the good faith opinion of the Board, the Employee is guilty of the conduct described in the Notice of Termination for Cause, and that such conduct constitutes Cause under this Agreement.

                                    (B) Termination for Good Reason. A Notice of
Termination for Good Reason shall specify in reasonable detail the specific provision(s) in this Agreement and the event(s) relied upon as the basis for such termination.

                           (ii) Date of Termination. Except as otherwise
provided in subparagraph 12(c) of this Agreement, "Date of Termination (and the end of the Term of this Agreement)," with respect to any purported termination of the Employee's employment during the Term of the Agreement, shall mean the date specified in the Notice of Termination or if earlier, the date of the Employee's death.

                           (iii) No Waiver. The failure to set forth any fact or
circumstance in a Notice of Termination shall not constitute a waiver of the right to assert, and shall not preclude the party giving notice from asserting, such fact or circumstance in an attempt to enforce any right under or provision of this Agreement.

         5.       Obligations of the Company upon Termination

                  (a) By the Company other than for Cause, death or Disability, or by the Employee for Good Reason.

                           (i) Basic Severance. If, during the Term of the
Agreement, the Company terminates the Employee's employment, other than for Cause, death, or Disability, or the Employee terminates his employment for Good Reason,

                                    (A) the Company shall pay or provide to the
Employee within 30 days the Accrued Obligations (as that term is defined in subparagraph 5(b) below);

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

                                    (B) the Company shall continue to pay or
provide to the Employee, commencing with the month in which the Date of Termination shall have occurred and continuing for a period of two (2) years (hereinafter referred to as the "Severance Period") paid in the same form and at the same time as would have been paid had the Employee's employment not terminated, the sum of the following:

                  (1) the Employee's Annual Base Salary (at the same level that was being paid to the Employee on the Date of Termination), paid in equal installments over the Severance Period;

                  (2) an annual cash bonus equal to the average of the annual cash bonuses earned by the Employee over the three years preceding the Date of Termination, which shall be paid at the same time and in the same manner as other annual bonus payments which are made to similarly situated executives who remain employed with the Company (or if there were no continuing similarly situated executives, at the same time of year and in the same manner as it was paid in the prior year); and

                  (3) the Employee's prorated target cash bonus determined in the manner set forth in Section 5(b)(iv) below, which prorated bonus shall be paid at the same time and in the same manner as other annual bonus payments for such year are made to similarly situated executives who remain employed with the Company (or if there were no continuing similarly situated executives, at the same time of year and in the same manner as it was paid in the prior year).

                                    (C) during the Severance Period, the
Employee shall be entitled to all health and welfare benefits under the Company's welfare benefit plans (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended), as if the Employee were still employed during such period, at the same level of benefits and at the same dollar cost to the Employee as is available to all of the Company's senior executives generally. If and to the extent that equivalent benefits shall not be payable or provided under any such plan(s), the Company shall pay or provide equivalent benefits on an individual basis. The health and welfare benefits provided in accordance with this subparagraph shall be reduced by any comparable benefits provided by another employer.

                           (ii) Liquidated Damages. The payments and benefits
provided above are intended as liquidated damages for a termination of the Employee's employment by the Company other than for Cause, death, or Disability or for the actions of the Company leading to a termination of the Employee's employment by the Employee for Good Reason, and shall be the sole and exclusive remedy therefor.

         (b) Death or Disability; Cause; Without Good Reason. If, during the Term of the Agreement, the Employee's employment is terminated by reason of the Employee's death or Disability, or if the Employee's employment is terminated by the Company for Cause or by the Employee for other than Good Reason, the Company shall pay to the Employee or, in the case of the Employee's death, to the Employee's designated beneficiaries (or, if there is no such beneficiary, to the Employee's estate or legal representative) in a lump sum in cash within 30 days after the Date of Termination, the sum of the following amounts (the "Accrued Obligations"): (i) any portion of the Employee's Annual Base Salary through the Date of Termination that has not yet been paid; (ii) any compensation previously deferred by the Employee (together with any accrued interest or earnings thereon) that has not yet been paid; (iii) any accrued but unpaid vacation pay; and, (iv) in the event the Employee's employment is terminated by reason of the Employee's death or Disability, a cash bonus calculated by using the Employee's target cash bonus for the calendar year which includes the Date of Termination, multiplied by a fraction, the numerator of which is the number of months of employment (including any portion thereof) completed by Employee during the calendar year which includes the Employee's Date of Termination, and the denominator of which is 12. After making such payment(s), the Company shall have no further obligations under this Agreement.

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

         (c) Termination of Employment After the Term of this Agreement. If Employee remains in the employ of the Company or any of its affiliated entities following the Term of this Agreement, Employee's employment shall be on an "at-will" basis. If the Employee's employment terminates after the Term of this Agreement, payments to the Employee of termination or severance payments, if any, shall be provided only under the Severance Agreement attached as Exhibit A, which Severance Agreement shall become effective on the date of the expiration of the Term of this Agreement.

         6. Non-Exclusivity of Rights. Except as otherwise provided in this Agreement, nothing in this Agreement shall prevent or limit the Employee's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies for which the Employee may qualify, (other than severance policies) nor shall anything in this Agreement limit or otherwise affect such rights as the Employee may have under any contract or agreement with the Company or any of its affiliated companies. Vested benefits and other amounts that the Employee is otherwise entitled to receive under any other plan, program, policy, or practice of, or any contract or agreement with, the Company or any of its affiliated companies on or after the Date of Termination shall be payable in accordance with the terms of each such plan, program, policy, practice, contract, or agreement, as the case may be, except as explicitly modified by this Agreement.

         7. Full Settlement; No Mitigation. The Company's obligation to make the payments provided for in, and otherwise to perform its obligations under, this Agreement shall not be affected by any set-off, counterclaim, recoupment, defense, or other claim, right, or action that the Company may have against the Employee or others. In no event shall the Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Employee under any of the provisions of this Agreement and (except as provided with respect to health and welfare benefits in subparagraph 5(a)(i)(C) of this Agreement) the amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation earned by the Employee as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Employee to the Company, or otherwise.


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



         8. Non-Competition Provision and Confidential Information.

                  (a) Non-Competition. Without prior written consent of the Company, during the period of the Employee's employment with the Company and for 24 months following the Date of Termination, the Employee shall not, as a shareholder, officer, director, partner, consultant, employee, or otherwise, engage directly or indirectly in any business or enterprise which is "in competition" with the Company or its successors or assigns or affiliates thereof or undertake any action which would be injurious to the Company or its affiliates or assist the Company's or its affiliates' competitors; provided, however, that the Employee's ownership of less than three percent of the issued and outstanding voting securities of a publicly traded company shall not, in and of itself, be deemed to constitute such competition. A business or enterprise is deemed to be "in competition" if it (i) is engaged, or during such 24 month period begins to or intends to begin to engage, as a part of its business, in the business of acquiring and/or operating waste-to-energy projects in the United States or acquiring and/or operating power generation or waste collection and disposal businesses which compete with the Company's operations (the "Business") and (ii) regularly competes, or during such 24 month period begins to or intends to begin to regularly compete, with the Company for opportunities to acquire and/or operate such projects. Notwithstanding the foregoing, the Employee shall not be in violation of this Paragraph 8(a) if each of the following items is satisfied: (i) the Business is an insignificant portion of the business or enterprise with respect to which the Employee becomes associated; (ii) the Employee's association with such business or enterprise is not as an officer, director, partner, shareholder of a non-publicly traded company, or owner of three percent or more of the issued and outstanding voting securities of a publicly traded company; and (iii) the Employee demonstrates, to the reasonable satisfaction of the Company, which may require a written affirmation by the Employee, that the Employee does not and will not provide services for, advise, or consult or otherwise share information with, the portion of the business or enterprise, or the employees thereof, engaged in the Business.

                  (b) Confidential Information. The Employee shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge, trade secrets, methods, know-how or data relating to the Company or any of its affiliated companies and their respective businesses or acquisition prospects that the Employee obtained or obtains during the Employee's employment by the Company or any of its affiliated companies and that is not public knowledge (other than as a result of the Employee's violation of this Paragraph 8) ("Confidential Information"). The Employee shall not communicate, divulge, or disseminate Confidential Information at any time during or after the Employee's employment with the Company, except with the prior written consent of the Company or as otherwise required by law or legal process; provided, that if so required, the Employee will provide the Company with reasonable notice to contest such disclosure.

                  (c) Non-Solicitation of Employees. Employee recognizes that he will possess confidential information about other employees of the Company and its respective affiliates relating to their education, experience, skills, abilities, compensation and benefits, and inter-personal relationships with suppliers to and customers of the Company and its respective affiliates. Employee recognizes that the information he will possess about these other employees is not generally known, is of substantial value to the Company and its respective affiliates in developing their respective businesses and in securing and retaining customers, and will be acquired by him because of his business position with the Company. Employee agrees that, during the employment (and for a period of 24 months following the Date of Termination), he will not, directly or indirectly, solicit or recruit any employee of the Company or any of its respective affiliates for the purpose of being employed by him or by any business, individual, partnership, firm, corporation or other entity on whose behalf he is acting as an agent, representative or employee and that he will not convey any such confidential information or trade secrets about other employees of the Company or any of its respective affiliates to any other person except within the scope of Employee's duties hereunder.

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

                  (d) Employee agrees that for a period of 24 months following the Date of Termination, he will not solicit any person who is a customer of or supplier to one of the businesses conducted by the Company or its subsidiaries, on behalf of an entity engaged in any such business or a similar business.

                  (e) Remedies; Severability.

                           (i) The Employee acknowledges that if the Employee
shall breach or threaten to breach any provision of Paragraphs 8(a) through (d), the damages to the Company and its affiliates may be substantial, although difficult to ascertain, and money damages will not afford the Company and its affiliates an adequate remedy. Therefore, if the provisions of Paragraphs 8(a) through (d) are violated, in whole or in part, the Company and its affiliates shall be entitled to specific performance and injunctive relief, without prejudice to other remedies the Company and/or its affiliates may have at law or in equity.

                           (ii) If any term or provision of this Paragraph 8, or
the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Paragraph 8, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Paragraph 8 shall be valid and enforceable to the fullest extent permitted by law. Moreover, if a court of competent jurisdiction deems any provision hereof to be too broad in time, scope, or area, it is expressly agreed that such provision shall be reformed to the maximum degree that would not render it unenforceable.

         9.       Certain Additional Payments by the Company

                  (a) Notwithstanding any other provision(s) in this Agreement to the contrary, in the event it shall be determined that any payment or benefits paid, payable or provided to the Executive or for his benefit pursuant to the terms of this Agreement, when combined with other "parachute payments" (as defined in Section 280G of the Internal Revenue Code of 1986, as amended, (the "Code"), or any successor provision thereto) provided or to be provided to the Executive from the Company, its affiliates and/or plans of the Company and/or its affiliates, would be subject to the excise tax (the "Excise Tax") imposed by Section 4999 of the Code (such payments and/or benefits, whether provided under this Agreement or otherwise, the "Parachute Payments"), then such Parachute Payments shall be reduced to the extent necessary so that no portion of any Parachute Payment is subject to the Excise Tax if (a) the net amount of such Parachute Payments, as so reduced (after deduction of all federal, state and local income taxes on such reduced Parachute Payments) is greater than (b) the excess of (i) the net amount of such Parachute Payments, without reduction (but after deduction of all federal, state and local income taxes on such Parachute Payments), less (ii) the amount of Excise Tax to which the Employee would be subject in respect of such Parachute Payments. All determinations required to be made under this Paragraph 9 shall be made by a lawyer, a certified public accountant with a nationally recognized certified public accounting firm, or a compensation consultant with a nationally recognized actuarial and benefits consulting firm with expertise in the area of executive compensation tax law, who shall be designated by the Company (the "Independent Tax Counsel"), which shall provide detailed supporting calculations both to the Company and the Employee within 15 business days of the receipt of notice from the Employee that there has been a Parachute Payment, or such earlier time as is requested by the Company. Such determination shall be binding on the parties hereto. The determination of which payments or benefits shall be reduced to avoid the Excise Tax shall be determined in the sole discretion of the Company; provided, however, that unless the Executive gives written notice specifying a different order to the Company to effectuate the limitations described above, the Company shall first reduce or eliminate, as the case may be, those payments or benefits that will cause a dollar-for-dollar reduction in total Parachute Payments, and then by reducing or eliminating other Parachute Payments, to the extent possible, in reverse order beginning with payments or benefits that are to be paid the farthest in time from the date the reduction or elimination is to be made. Any notice given by the Executive pursuant to the preceding sentence, unless prohibited by law, shall take precedence over the provisions of any other plan, arrangement or agreement governing the Executive's rights and entitlement to any benefits or compensation. All fees and expenses of the Independent Tax Counsel shall be borne solely by the Company.

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

                  (b) In the event that the determination by the Independent Tax Counsel is revised by the Internal Revenue Service in connection with a final determination that the calculations by the Independent Tax Counsel were incorrect, that amounts received or to be received by the Employee would exceed the amount that is permitted to be received by the Employee without the imposition of tax under Section 4999 of the Code (the "Excess"), the Employee shall forego the Excess and not be entitled to receive the Excess or, as the case may be, if necessary, shall return the Excess attributable to him to the Company. The amounts to be foregone by the Employee shall be those scheduled to be paid at the latest date. If after foregoing all payments then remaining to be paid the Excess is not eliminated, the Employee shall return to the Company and forego an amount sufficient to eliminate the Excess.

         10. Attorneys' Fees. The Company shall pay to the Employee, at the conclusion of any contest, to the fullest extent permitted by law, all legal or arbitration fees, court costs, and litigation or arbitration expenses reasonably incurred by the Employee as a result of any contest by the Company, the Employee, or others regarding the validity or enforceability of or liability under, or otherwise involving, any provision of this Agreement, but only if the Employee's material claim is, or claims are, successful.

         11. Arbitration. In the event of any dispute or difference between the Company and the Employee with respect to the subject matter of this Agreement and the enforcement of rights hereunder, such controversy shall be finally, exclusively and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association rules, by a single independent arbitrator. If the parties are unable to agree on the selection of an arbitrator, then either the Employee or the Company may petition the American Arbitration Association for the appointment of the arbitrator, which appointment shall be made within ten (10) days of the petition therefor. Either party to the dispute may institute such arbitration proceeding by giving written notice to the other party. A hearing shall be held by the arbitrator in New York, New York within thirty (30) days of his or her appointment. The decision of the arbitrator shall be final and binding upon the parties and shall be rendered pursuant to a written decision that contains a detailed recital of the arbitrator's reasoning. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

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         12.      Successors.

                  (a) This Agreement is personal to the Employee and, without the prior written consent of the Company, shall not be assignable by the Employee otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Employee's legal representatives.

                  (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                  (c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Employee to compensation from the Company in the same amount and on the same terms as the Employee would be entitled to hereunder if the Employee were to terminate the Employee's employment for Good Reason, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean both the Company as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

         13.      Miscellaneous.

                  (a) This Agreement shall be governed by, and construed in accordance with, the laws of New Jersey, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives. Any action by the Company to amend or modify this Agreement must be approved by the Company's Board of Directors.

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

                  (b) All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Employee:



If to the Company:

or to such other address as either party furnishes to the other in writing in accordance with this subparagraph (b) of this Paragraph 13. Notices and communications shall be effective when actually received by the addressee.

                   (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

                  (d) Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local, and foreign taxes that are required to be withheld by applicable laws or regulations. All cash amounts required to be paid hereunder shall be paid in United States dollars.

                  (e) The Employee's or the Company's failure to insist upon strict compliance with any provision of, or to assert any right under, this Agreement (including, without limitation, the right of the Employee to terminate employment for Good Reason) shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

                  (f) The Employee and the Company acknowledge that this Agreement supersedes and terminates any other severance and employment agreements between the Employee and the Company or any Company affiliates.

                  (g) The rights and benefits of the Employee under this Agreement may not be anticipated, assigned, alienated, or subject to attachment, garnishment, levy, execution, or other legal or equitable process except as required by law. Any attempts by the Employee to anticipate, alienate, assign, sell, transfer, pledge, encumber, or charge the same shall be void. Payments hereunder shall not be considered assets of the Employee in the event of insolvency or bankruptcy. The obligations of the Company and the Employee under this Agreement which by their nature may require either partial or total performance after the expiration of the Term of the Agreement shall survive such expiration.

                  (h) Notwithstanding anything in this Agreement, the provisions of Paragraphs 8, 9, 10 and 11 shall survive a termination of Employee's employment that occurs during the Term of this Agreement and shall remain in effect for the periods specified therein, or, if no period is specified, until all of Company's and Employee's obligations under such Paragraphs are satisfied.

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

                  (h) This Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the Employee has hereunto set the Employee's hand and, pursuant to the authorization of their respective Boards of Directors, the Company has caused this Agreement to be executed in their name on their behalf, all as of the day and year first above written.

                             COMPANY


                             By:_____________________________________


                             EXECUTIVE


                              By:_____________________________________
                                          John T. Miller


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